EXHIBIT INDEX


(a)(3) Articles of Amendment to the Articles of Incorporation, dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement, dated Dec. 1, 2002, between Growth and Income Trust and American Express Financial Corporation.

(h)(6) Transfer Agency Agreement, dated May 1, 2003, between Registrant and American Express Client Service Corporation.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Consent of Independent Auditors.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.